                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  Amendment #1

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                         Date of Report: April 24, 2002
                        (Date of Earliest Event Reported)

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
             (Exact Name of Registrant as Specified in its Charter)


        Delaware                   000-21749                    95-4257380
    (State or other               (Commission                (I.R.S. Employer
    Jurisdiction of              File Number)              Identification No.)
     Incorporation)


                               3205 Lakewood Blvd.
                              Long Beach, CA 90808
                    (Address of principal executive offices)


                             Business (562) 938-8618
                               Fax (562) 938-8620
                         (Registrant's telephone number)

ITEM 5.  OTHER EVENTS

     Advanced Aerodynamics & Structures, Inc. has acquired the assets of Mooney Aircraft Corporation pursuant to an order of the US Bankruptcy Court in San Antonio, Texas, signed on March 18, 2002, which approved the sale subject to final closing conditions which did not occur until April 24, 2002. Further details are in the Press Release attached as Exhibit 1.1 to our original filing on May 9, 2002. In connection with the sale, we formed a wholly-owned subsidiary, Mooney Airplane Company, a Delaware corporation, to own the assets purchased. As a result, the financing agreements with Congress Financial Corporation ("Congress") which were described in a Form 8-K filed with the Securities and Exchange Commission ("SEC") on February 14, 2002, were revised. Congress has a security interest in certain assets of AASI and of Mooney Airplane Company. Copies of the revised agreements among AASI, Congress and Mooney Airplane Company are attached as Exhibit 2.1 through 2.9 to our original filing on May 9, 2002.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (a) Financial Statements and Pro Forma Financial Information of Business Acquired.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                              Financial Statements


                     Years Ended December 31, 2001 and 2000



                                    Contents

Report of Independent Auditors ..............................................  1


Financial Statements

Balance Sheets ..............................................................  2
Statements of Operations ....................................................  4
Statements of Stockholders' Deficit .........................................  5
Statements of Cash Flows ....................................................  6
Notes to Financial Statements ...............................................  8

[LOGO] [LETTERHEAD OF ERNST & YOUNG LLP]


                         Report of Independent Auditors


Board of Directors and Responsible Person
Mooney Aircraft Corporation

We have audited the accompanying balance sheets of Mooney Aircraft Corporation (the "Corporation") as of December 31, 2001 and 2000, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mooney Aircraft Corporation at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Mooney Aircraft Corporation will continue as a going concern. As more fully described in Note 2, the Corporation has incurred operating losses and has a working capital deficiency. In addition, the Corporation has historically not complied with certain covenants of bank loan agreements. The Corporation has also filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in United States Bankruptcy Court for the Western District of Texas. These conditions raise substantial doubt about the Corporation's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                       /s/ Ernst & Young LLP

June 20, 2002

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                                 Balance Sheets

                                                                              December 31
                                                                      2001                  2000
                                                             ----------------------------------------------
Assets
Current assets:
   Cash                                                          $         74,306      $        762,408
   Accounts receivable, net of allowance for
     doubtful accounts of $173,446 and $25,000 at
     December 31, 2001 and 2000, respectively                              42,590               153,670
   Inventories, net of obsolescence reserve of
     $1,475,000 and $875,000 at December 31, 2001 and
     2000, respectively                                                 5,845,382             9,072,358
   Other current assets                                                   334,996               358,902
                                                             ----------------------------------------------
Total current assets                                                    6,297,274            10,347,338

Property, plant, and equipment:
   Land and land improvements                                             186,043               186,043
   Building and building improvements                                   1,821,789             1,821,789
   Machinery and equipment                                              4,356,879             4,444,059
   Furniture and fixtures                                                 450,005               566,638
   Tooling                                                              4,327,784             4,289,401
   Computer equipment                                                   1,897,152             1,916,608
   Experimental aircraft                                                  229,899               229,899
                                                             ----------------------------------------------
                                                                       13,269,551            13,454,437
   Less accumulated depreciation and amortization                      10,519,398             9,495,031
                                                             ----------------------------------------------
Net property, plant, and equipment                                      2,750,153             3,959,406










                                                             ----------------------------------------------

Total assets                                                     $      9,047,427      $     14,306,744
                                                             ==============================================

                                                                             December 31
                                                                     2001                   2000
                                                            -----------------------------------------------
Liabilities and Stockholders' Deficit
Current liabilities:
   Accounts payable                                             $        479,208       $      5,192,853
   Payroll and related liabilities                                             -              1,057,683
   Accrued airworthiness directive                                             -                340,000
   Current maturities of capital leases                                  110,266                199,133
   Revolving prepetition credit facility                                       -              6,047,714
   Current maturities of pre-petition notes payable                            -              5,383,058
   Revolving debtor-in-possession credit facility                      2,705,454                      -
   Other accrued liabilities                                             839,334              5,371,580
                                                            -----------------------------------------------
Total current liabilities                                              4,134,262             23,592,021

Other liabilities:
   Liabilities subject to settlement under
     reorganization proceedings                                       20,975,266                      -
   Accrued environmental remediation                                     525,579                525,579
   Other liabilities                                                           -                501,487
                                                            -----------------------------------------------
                                                                      21,500,845              1,027,066

Long-term debt, net of current portion:
   Capital leases                                                              -                176,036
   Notes payable to stockholders                                               -              1,000,000
                                                            -----------------------------------------------
                                                                               -              1,176,036

Stockholders' deficit:
   Common stock, no par value, 3,000,000 shares
     authorized; 1,100,000 shares in 2001 and
     1,000,000 shares in 2000 issued and outstanding                   5,880,100              4,880,100
   Additional paid-in capital                                         23,621,272             23,621,272
   Accumulated deficit                                               (46,089,052)           (39,989,751)
                                                            -----------------------------------------------
Total stockholders' deficit                                          (16,587,680)           (11,488,379)
                                                            -----------------------------------------------

Total liabilities and stockholders' deficit                     $      9,047,427       $     14,306,744
                                                            ===============================================

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                            Statements of Operations

                                                       Year Ended December 31
                                                     2001                   2000
                                            ----------------------------------------------
Net sales                                       $     15,247,992       $     38,196,663
Cost of sales                                         12,764,440             29,128,089
                                            ----------------------------------------------
Gross margin                                           2,483,552              9,068,574

Research and development expenses                        456,053                663,612
Selling and support expenses                           1,137,119              2,754,528
General and administrative expenses                    3,850,391              4,531,956
Reorganization expenses                                2,488,925                      -
                                            ----------------------------------------------
                                                       7,932,488              7,950,096
                                            ----------------------------------------------
(Loss) income from operations                         (5,448,936)             1,118,478

Other (expense) income:
   Interest expense                                   (1,415,636)            (1,720,347)
   Other income                                          765,271                338,188
                                            ----------------------------------------------
                                                        (650,365)            (1,382,159)
                                            ----------------------------------------------

Net loss                                        $     (6,099,301)      $       (263,681)
                                            ==============================================

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                       Statements of Stockholders' Deficit

                                                   Additional
                                  Common            Paid-In          Accumulated
                                  Stock             Capital            Deficit                Total
                            -------------------------------------------------------------------------------
Balances at
   December 31, 1999           $   4,880,100    $    23,621,272    $   (39,726,070)     $   (11,224,698)
     Net loss                              -                  -           (263,681)            (263,681)
                            -------------------------------------------------------------------------------
Balances at
   December 31, 2000               4,880,100         23,621,272        (39,989,751)         (11,488,379)
     Exercise of common
       stock warrants              1,000,000                  -                  -            1,000,000
     Net loss                              -                  -         (6,099,301)          (6,099,301)
                            -------------------------------------------------------------------------------

Balances at
   December 31, 2001           $   5,880,100    $    23,621,272    $   (46,089,052)     $   (16,587,680)
                            ===============================================================================

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                            Statements of Cash Flows

                                                                          Year Ended December 31
                                                                        2001                 2000
                                                                -------------------------------------------
Operating Activities
Net loss                                                            $   (6,099,301)      $     (263,681)
Adjustments to reconcile net loss to net cash (used in)
   provided by operating activities:
     Depreciation                                                        1,073,117            1,161,567
     Gain on forgiveness of interest                                      (698,355)
     Gain on sale of property and equipment                                                    (150,406)
     Gain on rejections of capital leases                                   (7,208)
     Changes in operating assets and liabilities:
       Accounts receivable, net                                            111,080              307,356
       Inventories, net                                                  2,800,784              707,755
       Other current assets                                                 23,906                3,792
       Accounts payable                                                    245,449              624,697
       Payroll and related liabilities                                    (354,048)             438,639
       Accrued environmental remediation                                         -               (2,921)
       Accrued airworthiness directive                                    (340,000)            (660,000)
       Other accrued liabilities                                        (1,630,561)           2,880,489
                                                                -------------------------------------------
Net cash (used in) provided by operating activities                     (4,875,137)           5,047,287

Investing Activities
Proceeds from sale of property and equipment                                     -              325,000
Purchases of property and equipment                                        (46,967)            (924,317)
                                                                -------------------------------------------
Net cash used in investing activities                                      (46,967)            (599,317)

Financing Activities
Principal payments on capital lease obligations                            (74,592)            (259,840)
Net change in revolving credit facility                                  2,199,826           (1,819,652)
Net change in revolving debtor-in-possession credit facility             2,705,454                    -
Principal payments on notes payable and long-term debt                    (871,686)          (1,632,871)
Proceeds from loan from stockholder                                        275,000                    -
                                                                -------------------------------------------
Net cash provided by (used in) financing activities                      4,234,002           (3,712,363)
                                                                -------------------------------------------
(Decrease) increase in cash                                               (688,102)             735,607

               Mooney Aircraft Corporation (Debtor-in-Possession)

                                                                          Year Ended December 31
                                                                        2001                 2000
                                                                -------------------------------------------
Cash at beginning of year                                           $      762,408       $       26,801
                                                                -------------------------------------------

Cash at end of year                                                 $       74,306       $      762,408
                                                                ===========================================


Supplemental disclosures of cash flow information:
   Interest paid                                                    $    1,299,914       $    1,480,812

Significant noncash transactions:
   Purchases of fixed assets through capital leases                         31,381              204,446
   Conversion of accounts payable to note payable                                -              432,596
   Disposal of fixed assets through lease rejections                       144,840                    -
   Book value of fixed assets traded on purchases                           69,644                    -
   Cancellation of notes payable to offset sale of aircraft                 38,032                    -
   Cancellation of accounts payable to offset sale of aircraft             388,160                    -
   Conversion of notes payable to aircraft deposits                         50,000                    -
   Conversion of debt to common stock                                    1,000,000                    -

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                          Notes to Financial Statements

                           December 31, 2001 and 2000

1.  Significant Accounting Policies

Organization

On January 31, 1998, Mooney Aircraft Corporation (the "Corporation") issued $2,500,000 of additional cumulative, redeemable preferred stock which was converted to common stock with the previously issued preferred stock outstanding at December 31, 1997. This conversion resulted in AVAQ Group, Inc. ("AVAQ") having control of 80% of the Corporation's outstanding common stock. The remaining 20% of the Corporation's outstanding common stock was owned by Mooney Holding Corporation ("MHC"), the Corporation's parent as of December 31, 1997, until March 12, 2001 when AVAQ acquired the remaining 20% from MHC.

On July 27, 2001 (the "Petition Date"), the Corporation filed a petition for reorganization under Chapter 11 ("Chapter 11") of Title 11 of the United States Code ("Bankruptcy Code") in the United States Bankruptcy Court for the Western District of Texas ("Court" or "Bankruptcy Court"). The Chapter 11 case is being administered by the Court, with the Corporation managing its business as a debtor-in-possession subject to Court approval for certain actions the Corporation takes.

Under the Chapter 11 proceedings, actions by creditors to collect claims in existence at the Petition Date ("prepetition") are stayed ("deferred"), absent specific Court authorization to pay such claims, while the Corporation continues to manage its business as a debtor-in-possession. These financial statements include adjustments and reclassifications that have been made to reflect the liabilities that have been deferred under the Chapter 11 proceedings. Those noncurrent liabilities that have been deferred are expected to be settled as part of a plan or plans of reorganization and are classified as liabilities subject to settlement under reorganization proceedings. As of June 20, 2002, no plan of reorganization has been submitted to the Court. Other prepetition liabilities have been approved by the Court for payment in the ordinary course of business and are included in the appropriate liability caption on the balance sheet. Various accounting and business practices have also been adopted that are applicable to companies operating under Chapter 11. For instance, interest expense is accrued only for debt that is currently believed to be fully secured. Some significant executory contracts have been rejected and additional executory contracts may be rejected or renegotiated during the Chapter 11 proceedings.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

1.  Significant Accounting Policies (continued)

The Corporation believes appropriate provisions have been made in the accompanying financial statements for prepetition claims which are recorded as liabilities subject to settlement under reorganization proceedings, which include claims associated with the rejection of certain leases, trade accounts payable as of the Petition Date, and prepetition general liability claims (see
Note 13). The amounts of the claims filed by some claimants may be significantly in excess of the related liabilities recorded by the Corporation.

The previous discussion provides general background information regarding the Chapter 11 case but is not intended to be an exhaustive summary. For additional information regarding the effect on the Corporation reference should be made to the Bankruptcy Code.

Nature of Business

The Corporation's business operations include (i) the design and manufacture of four-place, single-engine, retractable gear aircraft, (ii) sale of spare parts for Mooney aircraft, (iii) manufacture of aircraft components for other aerospace companies, and (iv) service and repair of aircraft. Aircraft sales, both domestic and international, are largely through a Mooney Marketing Center distribution system. Spare parts are sold worldwide through a Mooney Service Center distribution system. The manufacture of aircraft components and the Corporation's service and repair of aircraft are primarily domestic operations.

Revenue Recognition Policy

The Corporation recognized revenue on substantially all aircraft sales and parts and service sales when each of the following four criteria is met: 1) a contract or sales arrangement exists; 2) products have been shipped or services have been rendered; 3) the price of the products or services is fixed or determinable; and
4) collectibility is reasonable assured.

The Corporation also recognizes revenue on aircraft sales under bill-and-hold transactions when each of the following seven criteria are met: 1) the risk of ownership has passed to the buyer; 2) the buyer has made a fixed commitment to purchase the goods; 3) the buyer has requested that the transaction be on a bill-and-hold basis and has a substantial business purpose for ordering so; 4) there is a fixed schedule for delivery of the goods and

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

1.  Significant Accounting Policies (continued)

the delivery date is reasonable and consistent with the buyer's business practices; 5) the Corporation has not retained any specific performance obligations such that the earnings process is not complete; 6) the aircraft has been segregated from the Corporation's inventory and is not subject to being used to fill other orders; and 7) the aircraft must be complete and ready for shipment.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. An obsolescence reserve is estimated for parts whose values have been determined to be impaired or whose future utility appears limited.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation for plant and equipment, including equipment under capital leases, is computed primarily using the straight-line method over the estimated economic service lives of the assets as follows:

                                            Years                                       Years
                                         -------------                               -------------
     Land improvements                     10 - 20        Furniture and fixtures        5 - 7
     Building and building improvements                   Tooling                       5 - 7
                                           20 - 25        Computer equipment            3 - 5
     Machinery and equipment                5 - 10        Experimental aircraft         7 - 10

Advertising Expense

The Corporation expenses its advertising costs as incurred. Advertising expenses were approximately $170,000 in 2001 and $845,000 in 2000.

Research and Development Expense

The Corporation incurs costs related to new products, product improvements, support, and reliability. These costs are expensed as incurred. Costs of tools, dies, fixtures, etc., with an extended life are capitalized as tooling and depreciated over their estimated economic service lives.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

1.  Significant Accounting Policies (continued)

Warranty

A warranty period of two years is provided for each aircraft sold. Periodically, the recorded warranty liability is evaluated with consideration given to actual warranty expense incurred on a historical basis, the volume of products still under warranty, and the warranty period remaining for those products.

Product Liability

An accrual is provided for product liability expenses on manufactured products. Periodically, the recorded product liability accrual is evaluated with consideration given to actual product liability expenses, the number of product liability claims still outstanding, the severity of the alleged and actual damages specified in each claim, and the likelihood that actual expenses will be incurred on each claim.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Environmental Remediation Costs

Expenses associated with environmental remediation obligations are accrued when such losses are probable and reasonably estimable. Accruals for estimated expenses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

Reclassification

Certain prior year amounts have been reclassified for comparison to current year amounts.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

2.   Going Concern

The Corporation's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Corporation's history of losses, the incurrence of costs related to environmental remediation (Note 10), its historical noncompliance with certain financial covenants of loan agreements with financial institutions (Note 3), and the filing of a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in United States Bankruptcy Court for the Western District of Texas raise concerns as to its ability to produce continued profitable operations and positive future cash flows.

The potential costs related to the remediation of and compliance with environmental issues are being managed to the lowest possible amount pursuant to regulatory requirements. Due to the timing of some of the environmental remediation compliance procedures, the Corporation may be unable to meet all of its operational cash needs (see Note 10).

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary as a consequence of the bankruptcy proceedings or should the Corporation be unable to continue as a going concern. The appropriateness of using the going-concern basis for a company operating under Chapter 11 of the Bankruptcy Code is dependent upon several factors, including the success of future operations, the ability to generate sufficient cash from operations and financing to meet its obligations and, eventually, the confirmation of a plan of reorganization.

Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, it is not possible to predict with certainty the ultimate recoveries for creditors and stockholders, the length of time the Company will be under the protection of Chapter 11, the outcome of the Chapter 11 proceedings in general, the effects of the proceedings on the business of the Corporation, or the extent of the negative effects on the interests of the various creditors and stockholders. While management currently believes the Company has made adequate provision for the liabilities to be incurred in connection with Chapter 11 claims, there can be no assurance as to the final amount of such liabilities or the final impact of such liabilities on a confirmed plan of reorganization.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

3.   Notes Payable and Debtor-in-Possession Credit Facility

                                                                                                       December 31
                                                                                               2001                  2000
                                                                                          ------------------------------------
     Note payable to bank - revolving credit facility not to exceed $13,500,000 with interest at prime plus 4% (8.75% at December 31, 2001), secured by substantially all the assets and the guarantee of MHC, AVAQ, and Paul S.
       Dopp ("Dopp"), majority stockholder of AVAQ, interest monthly, with final
       principal payment scheduled to be due in 2001                                      $  8,247,540           $  6,047,714

     Note payable to bank - equipment term loan with an original principal balance of $1.2 million amortizing monthly on a four-year basis with interest at prime plus 4% (8.75% at December 31, 2001), secured by substantially all the assets and the guarantee of MHC, AVAQ, and Dopp, monthly principal of $18,333 plus interest, with final principal payment
       scheduled to be due in 2001                                                             390,007                587,504

     Note payable to bank - Type Certificate term loan of $4.0 million payable monthly on a three-year basis with interest at prime plus 4% (8.75% at
       December 31, 2001), secured by substantially all the assets and the guarantee of MHC, and Dopp, monthly principal of $66,667 plus interest,
       with final principal payment scheduled to be due in 2001                              2,133,333              2,733,333

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

3.   Notes Payable and Debtor-in-Possession Credit Facility (continued)

                                                                                                    December 31
                                                                                            2001                    2000
                                                                                 ---------------------------------------------
     Note payable to vendor - interest at 10%, principal and interest due in equal monthly installments of $38,032, with final payment
       scheduled to be due in 2001                                                      $            -        $      112,221

     Note payable - interest at LIBOR plus .75% (6.25%
       at December 31, 2001), unsecured, interest and
       principal due December 2002                                                             950,000             1,950,000

     Notes payable to related parties - two noninterest-bearing notes for
       $500,000 each, subordinate to the above revolving credit facility,
       equipment term loan, and Type Certificate term loan                                   1,000,000              1,000,000

     Notes payable to stockholder - four notes with
       interest at 8%, unsecured, principal and
       interest due on demand                                                                  225,000                     -
                                                                                 ---------------------------------------------
     Total long-term debt                                                                   12,945,880            12,430,772

     Less current portion                                                                            -           (11,430,772)
     Less long-term debt subject to subject to
       settlement under reorganization proceedings
       (see Note 13)                                                                       (12,945,880)                    -
                                                                                 ---------------------------------------------

     Long-term debt, net of current portion                                             $            -        $    1,000,000
                                                                                 =============================================

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

3.   Notes Payable and Debtor-in-Possession Credit Facility (continued)

The revolving prepetition credit facility provides up to $13,500,000 in committed credit. The aggregate amount of the credit facility shall not exceed a calculated Borrowing Base (as defined in the loan and security agreement) based on inventories and accounts receivable. The Facility contains restrictive covenants and certain financial ratio covenants including, but not limited to, a minimum adjusted net worth and a minimum adjusted working capital. At December 31, 2001, the Corporation is in violation of certain financial covenants covering the revolving credit facility and the term loans and is in default as the revolving prepetition credit facility and term loans matured in May 2001.

The amount owed under the revolving prepetition credit facility and term loans exceeds the value of the underlying collateral. Therefore, these balances have been included with liabilities subject to settlement under reorganization proceedings (see Note 13). All unsecured notes payable have also been included with liabilities subject to settlement under reorganization proceedings.

On July 27, 2001, in conjunction with the Corporation's filing under Chapter 11 and under order from the bankruptcy trustee, the Company entered into a Debtor-in-Possession Credit Agreement (the "DIP Credit Agreement") with the same financial institution providing the revolving prepetition credit facility. Under the terms of the DIP Credit Agreement, the Corporation is allowed to borrow funds based on the approval of the Bankruptcy Court, U.S. trustee, and financial institution. Borrowings under this arrangement are due on demand, bear interest at 8.75%, and have priority over all other secured claims.

The fair value of the Corporation's borrowings is not determinable due to the Chapter 11 proceedings and other factors (see Note 2).

During 2001, one of the lenders forgave accrued interest payable in the amount of $698,355. This has been included in other income on the statement of operations.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

4.  Inventories

A summary of inventories is as follows:

                                                                            December 31
                                                                    2001                   2000
                                                          ------------------------------------------------
    Raw materials and purchased parts                         $      1,430,591        $      1,849,559
    Manufactured parts                                               2,226,757               2,461,134
    Work-in-process                                                  3,636,084               4,675,106
    Finished aircraft                                                        -                 919,940
    Other miscellaneous                                                 26,950                  41,619
                                                          ------------------------------------------------
                                                                     7,320,382               9,947,358
    Less allowance for obsolete and
      slow-moving parts                                              1,475,000                 875,000
                                                          ------------------------------------------------

                                                              $      5,845,382        $      9,072,358
                                                           ================================================

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

5.  Leases

The Corporation has acquired certain equipment through capital leases. The book value of the equipment and accumulated amortization related to these assets held under capital leases are $717,592 and $566,695, respectively, at December 31, 2001 and $862,265 and $412,933, respectively, at December 31, 2000. In 2002, the
Corporation subsequently settled substantially all of the capital leases for an amount less than what was contractually due. Therefore, capital leases are classified as current and no portion of future payments is considered to be interest.

In addition, the Corporation has several operating leases. Rent expense incurred during 2001 and 2000 was approximately $187,000 and $358,000, respectively. The following is a schedule of the future minimum payments under noncancelable operating leases as of December 31, 2001:

    2002                                                             $  38,727
    2003                                                                19,848
    2004                                                                19,848
    2005                                                                16,013
    2006                                                                16,013
    Thereafter                                                          93,408

Under its Chapter 11 proceedings (see Note 1), the Corporation has the right, subject to Court approval, to assume or reject executory contracts and unexpired leases. In this context, "assumption" means that the Corporation agrees to perform its obligation to perform further under the contract or lease but is subject to a claim of damages for the breach thereof. Therefore, the commitments shown above may not reflect the actual cash outlay in the future.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

6.  Federal Income Taxes

For 2001, the Corporation will file a consolidated income tax return with its parent, AVAQ. For purposes of these financial statements, income taxes have been calculated on a separate-company basis in accordance with Financial Accounting Standards Board Statement No. 109 (FAS 109).

The Corporation records income taxes under FAS 109 using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Corporation has net operating loss carryforwards for federal income tax purposes of approximately $33,520,000 that will expire in years 2005 through 2021. The tax effect of these carryforwards is fully reserved as of December 31, 2001.

The valuation allowance increased (decreased) $1,402,745 and $(96,559) for the years ended December 31, 2001 and 2000, respectively.

Deferred income taxes result from the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Corporation's deferred tax assets and liabilities are as follows:

                                                    2001                   2000
                                           -----------------------------------------------
    Deferred tax assets:
       Depreciation                            $        366,155       $        343,246
       Uniform capitalization adjustment                141,662                174,697
       Inventory reserve                                501,500                281,219
       Bad debts                                         58,972                 15,953
       Vacation                                          21,155                 71,030
       Warranty                                         336,291                170,000
       Product insurance                                 76,672                 53,576
       Environmental remediation                        178,697                178,697
       General business credit                           83,444                 83,444

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

6.  Federal Income Taxes (continued)

                                                     2001                   2000
                                               --------------------------------------
    Accrued airworthiness directive            $            -          $     195,002
    Other                                              18,155                 18,155
    NOL carryforwards                              11,396,832             10,203,238
                                               --------------------------------------
    Total deferred tax assets                      13,179,535             11,788,257

    Deferred tax liabilities:
       Tax over book amortization                           -                 11,467
                                               --------------------------------------
    Net deferred tax assets                        13,179,535             11,776,790
    Less valuation allowance                       13,179,535             11,776,790
                                               --------------------------------------

    Net deferred tax assets                    $            -          $           -
                                               ======================================

As a result of the issuance of additional shares of common stock, an ownership change under Section 382 occurred in January 1998. Accordingly, it is expected that the use of net operating loss carryforwards generated through January 1998 will be limited to approximately $65,000 annually. Further changes in ownership may further limit the use of the Corporation's loss carryforwards.

In addition to the Section 382 limitations, uncertainties exist as to the future utilization of the operating loss carryforwards under the criteria set forth under FAS 109. Therefore, the Corporation has established a valuation allowance of $13,179,535 and $11,776,790 for net deferred tax assets at December 31, 2001 and 2000, respectively.

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is:

                                                      2001               2000
                                                --------------------------------

    Expected tax (benefit) expense              $  (2,073,762)       $   85,981
    Change in valuation allowance                   1,402,745           (96,559)
    Permanent and other differences                   671,017            10,578
                                                --------------------------------

    Actual tax expense                          $           -        $        -
                                                ================================

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

7.  Contingencies

The Corporation was partially self-insured for product liability and aircraft grounding claims and related legal and administrative costs prior to September 1, 1997, and there is remaining coverage from the prior policy. Subsequent to September 1, 1997, the Corporation has coverage up to $50 million in claims per policy year. An accrual has been provided for such claims based on management's best estimate of losses and expenses using historical figures, known incidents, incidents under investigation or in suit, and discussion with the Corporation's counsel regarding such incidents. Management believes that amounts accrued are adequate to cover its potential liability under such claims and that the ultimate disposition of these claims will have no material adverse effect on the financial position or results of operations of the Corporation; however, the ultimate resolution of these matters cannot be determined.

8.  401(k) Plan

The Corporation has a defined contribution retirement plan ("401(k) Plan") covering substantially all employees. The 401(k) Plan's inception date was July 1, 1996. An employee may elect to make voluntary contributions up to 15% of the employee's eligible compensation. Employer contributions to the 401(k) Plan are discretionary. There were no employer contributions for the years ended December 31, 2001 and 2000.

9.  Related Party Transaction

In November 2000, Dopp purchased an aircraft from the Corporation and subsequently entered into a lease agreement whereby the Corporation leased the aircraft from him on a month-to-month basis for approximately $5,000. Profits on the sale of the aircraft were deferred.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

10.  Commitments and Contingencies

There are various suits and claims against the Corporation that have arisen in the ordinary course of business. The total liability on these matters cannot be determined with certainty. However, in the opinion of management, the ultimate liability, to the extent not otherwise provided for, will not materially impact the financial statements of the Corporation. Due to the Corporation's filing under Chapter 11, certain of such cases have been stayed pursuant to the automatic stay issued by the Court. Under Chapter 11, these cases require court approval or must be specifically exempt for litigation proceedings to continue.

Environmental Remediation Loss Contingencies

The Corporation has completed, under the supervision of environmental counsel, an audit of certain operations pursuant to the Texas Environmental, Health and Safety Audit Privilege Act. Environmental engineering consultants have conducted sampling and tests of these operations and determined certain events of noncompliance with applicable environmental laws, as well as future compliance issues. The current estimate for remediation and compliance with these environmental issues is estimated at $525,579, all of which will not be paid out in the next 12 months. These estimates may change upon completion of the audit, as additional information becomes available and environmental laws change. The Corporation is pursuing certain governmental programs that could possibly mitigate these costs.

11.  Stock Warrants

On July 7, 1998, in connection with the AVAQ purchase, the Corporation issued to AVAQ nontransferable warrants to purchase 1,000,000 shares of the Corporation's common stock. The first 500,000 warrants, with an exercise price of $7.00 per share, expired on July 7, 1999. The second 500,000 warrants, with an exercise price of $10.00 per share, expire on July 7, 2003. On March 12, 2001, AVAQ exercised 100,000 warrants at $10.00 per share. In consideration, AVAQ cancelled $1,000,000 of indebtedness owed them from the Corporation.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

12.  Reorganization Expense

In fiscal 2001, the Company incurred $2,488,925 in reorganization expense attributable to the filing under Chapter 11. This expense includes $598,129 for potential lease rejection claims and $1,890,796 for professional fees.

13.  Liabilities Subject to Settlement Under Reorganization Proceedings

The Court established the date ("Bar Date") of November 29, 2001 by which claims must be filed. Claims subject to the order which are not filed by the Bar Date are barred from voting upon or receiving distribution under any plan of reorganization of the Corporation unless the Court orders otherwise.

Those liabilities, which are ultimately expected to be settled as part of a plan of reorganization, are classified as liabilities subject to settlement under reorganization proceedings and include the following estimates at December 31, 2001:

     Trade accounts payable                                        $  4,570,940
     Accrued payroll and other related liabilities                      703,635
     Accrued expenses                                                 2,156,682
     Notes payable to related parties                                 1,225,000
     Notes payable                                                    3,473,340
     Revolving prepetition credit facility                            8,247,540
     Potential lease rejection claims                                   598,129
                                                                   ------------

     Total                                                         $ 20,975,266
                                                                   ============

While management currently believes that it has made adequate provision for the liabilities to be incurred in connection with Chapter 11 claims, including executory contracts and estimated costs of lease rejections, there can be no assurance as to the amount of the ultimate liabilities on a plan of reorganization or how such liabilities will be treated in a confirmed plan of reorganization.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                           December 31, 2001 and 2000

14.  Subsequent Events

On January 30, 2002, Advanced Aerodynamics & Structures, Inc. ("AASI") purchased for cash and notes payable the revolving credit facility and term notes from Congress Financial ("Congress") for $8,000,000, assuming all the rights and obligations of Congress. At that time the outstanding balance due Congress was approximately $13,700,000. AASI relieved Dopp of his guaranty on these notes after their purchase.

On February 6, 2002, AASI agreed to provide continued debtor-in-possession financing through May 3, 2002. Through April 19, 2002, AASI advanced an additional $220,000 in debtor-in-possession financing.

On April 19, 2002, AASI purchased the inventory and capital assets and assumed certain liabilities of the Corporation for approximately $11,360,000 including cash and other consideration.

Under the terms of the purchase agreement, AASI paid $8,000,000 against the secured claim they purchased from Congress. The remaining $5,700,000 of debt owed them from the Corporation became subordinated, unsecured debt. AASI also paid $1,000,000 to the bankruptcy estate ($350,000 in cash and $650,000 in stock) to be disbursed to the unsecured creditors, and provided approximately $560,000 for operating expenses incurred prior to the purchase. AASI also assumed approximately $1,800,000 of liabilities and the property leases with the City of Kerrville, Kerr County, and Kerr County Industrial and Development Foundation.

The purchase agreement also provides for the issuance of approximately 3,600,000 stock warrants of AASI stock at an exercise price of $.276 per share to be disbursed to the unsecured creditors. In addition, if no action letter is received from the Securities and Exchange Commission within 60 days of the date of purchase, AASI is required to transfer stock with a value of $250,000 to the bankruptcy estate.

Subsequent to the purchase, AASI changed its name to Mooney Aerospace Group, Ltd.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                        Financial Statements (Unaudited)

                   Three Months Ended March 31, 2002 and 2001



                                    Contents

Unaudited Financial Statements

Unaudited Balance Sheets ...................................................  2
Unaudited Statements of Operations .........................................  4
Unaudited Statements of Stockholders' Deficit ..............................  5
Unaudited Statements of Cash Flows .........................................  6
Notes to Unaudited Financial Statements ....................................  8

               Mooney Aircraft Corporation (Debtor-in-Possession)

                                 Balance Sheets (Unaudited)

                                                                             March 31
                                                                   2002                   2001

                                                                 ----------------------------------
Assets
Current assets:
   Cash                                                          $       21,004      $        8,240
   Accounts receivable, net of allowance for
     doubtful accounts of $176,909 and $39,469 at
     March 31, 2002 and 2001, respectively                                    -             547,625
   Inventories, net of obsolescence reserve of
     $1,475,000 and $875,000 at March 31, 2002
     and 2001, respectively                                           5,797,682           8,463,748
   Other current assets                                                 159,879             290,302
                                                                 ----------------------------------
Total current assets                                                  5,978,565           9,309,915

Property, plant, and equipment:
   Land and land improvements                                           186,043             186,043
   Building and building improvements                                 1,821,789           1,821,789
   Machinery and equipment                                            4,356,879           4,444,060
   Furniture and fixtures                                               450,005             572,603
   Tooling                                                            4,327,784           4,291,715
   Computer equipment                                                 1,897,152           1,918,821
   Experimental aircraft                                                229,899             229,899
                                                                 ----------------------------------
                                                                     13,269,551          13,464,930

   Less accumulated depreciation and
     amortization                                                    10,753,268           9,774,439
                                                                 ----------------------------------
Net property, plant, and equipment                                    2,516,283           3,690,491




                                                                 ----------------------------------

Total assets                                                     $    8,494,848      $   13,000,406
                                                                 ==================================


                                                                               March 31
                                                                     2002                   2001
                                                                -----------------------------------
Liabilities and Stockholders' Deficit
Current liabilities:
   Bank overdraft                                               $             -     $       117,836
   Accounts payable                                                     479,208           5,713,514
   Payroll and related liabilities                                            -             616,516
   Accrued airworthiness directive                                            -             213,066
   Current maturities of capital leases                                                     150,127
   Revolving pre-petition credit facility                                     -           6,986,490
   Current maturities of pre-petition notes payable                           -           4,095,559
   Revolving debtor-in-possession credit facility                     3,331,991                   -
   Other accrued liabilities                                            864,469           3,748,050
                                                                -----------------------------------
Total current liabilities                                             4,675,668          21,641,158

Other liabilities:
   Liabilities subject to settlement under
     reorganization proceedings                                      20,943,897                   -
   Accrued environmental remediation                                    525,579             525,579
                                                                -----------------------------------
                                                                     21,469,476             525,579

Long-term debt, net of current portion:
   Capital leases                                                             -             157,246
   Notes payable to stockholders                                              -           1,000,000
                                                                -----------------------------------
                                                                              -           1,157,246

Stockholders' deficit:
   Common stock, no par value, 3,000,000
     shares authorized; 1,100,000 shares in
     2001 and 1,000,000 shares in 2000 issued
     and outstanding                                                  5,880,100           5,880,100
   Additional paid-in capital                                        23,621,272          23,621,272
   Accumulated deficit                                              (47,151,668)        (39,824,949)
                                                                -----------------------------------
Total stockholders' deficit                                         (17,650,296)        (10,323,577)
                                                                -----------------------------------

Total liabilities and stockholders' deficit                     $     8,494,848      $   13,000,406
                                                                ===================================

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                            Statements of Operations (Unaudited)

                                                    Three Months Ended March 31
                                                    2002                   2001
                                           ----------------------------------------------
Net sales                                      $        367,001       $      7,658,372
Cost of sales                                           109,910              6,298,937
                                           ----------------------------------------------
Gross margin                                            257,091              1,359,435

Research and development expenses                             -                152,236
Selling and support expenses                                  -                528,240
General and administrative expenses                     873,723                848,705
Reorganization expenses                                 228,349                      -
                                           ----------------------------------------------
                                                      1,102,072              1,529,181
                                           ----------------------------------------------
Loss from operations                                   (844,981)              (169,746)

Other (expense) income:
   Interest expense                                    (311,551)              (375,323)
   Other income                                          93,916                709,871
                                           ----------------------------------------------
                                                       (217,623)               334,548
                                           ----------------------------------------------

Net loss (income)                              $     (1,062,616)      $        164,802
                                           ==============================================

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                 Statements of Stockholders' Deficit (Unaudited)

                                                      Additional
                                      Common            Paid-In          Accumulated
                                      Stock             Capital            Deficit              Total
                                ---------------------------------------------------------------------------
Balances at December 31,
   2000                            $   4,880,100     $    23,621,272    $   (39,989,751)  $   (11,488,379)
     Net income (3 months)                     -                   -            164,802           164,802
      Exercise of common
      stock warrants                   1,000,000                   -                  -         1,000,000
                                ---------------------------------------------------------------------------
Balances at March 31,
   2001                                5,880,100          23,621,272        (39,824,949)      (10,323,577)
                                ---------------------------------------------------------------------------





Balances at December 31,
   2001                                5,880,100          23,621,272        (46,089,052)      (16,587,680)
     Net loss (3 months)                       -                   -         (1,062,616)       (1,062,616)
                                ---------------------------------------------------------------------------

Balances at March 31,
   2002                            $   5,880,100     $    23,621,272    $   (47,151,668)  $   (17,650,296)
                                ===========================================================================

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                      Statements of Cash Flows (Unaudited)

                                                                       Three Months Ended March 31
                                                                        2002                 2001
                                                                -------------------------------------------
Operating Activities
Net income (loss)                                                   $   (1,062,616)      $      164,802
Adjustments to reconcile net loss to net cash provided by
   (used in) operating activities:
     Depreciation                                                          233,870              279,408
     Gain on forgiveness of interest                                             -             (698,355)
     Gain on settlement of capital leases                                  (54,325)                   -
     Changes in operating assets and liabilities:
       Accounts receivable, net                                             42,590             (393,955)
       Inventories, net                                                     47,700              608,610
       Other current assets                                                175,117               68,600
       Bank overdraft                                                            -              117,836
       Accounts payable                                                          -              520,661
       Payroll and related liabilities                                           -             (441,167)
       Accrued airworthiness directive                                           -             (126,934)
       Other accrued liabilities                                            25,135           (1,426,662)
       Liabilities subject to settlement under
         reorganization proceedings                                        (31,369)                   -
                                                                -------------------------------------------
Net cash used in operating activities                                     (623,898)          (1,327,156)

Investing Activities
Purchases of property and equipment                                              -              (10,493)
                                                                -------------------------------------------
Net cash used in investing activities                                            -              (10,493)

Financing Activities
Principal payments on capital lease obligations                            (55,941)             (67,796)
Net change in revolving credit facility                                          -              938,776
Net change in revolving debtor-in-possession credit facility               626,537                    -
Principal payments on notes payable and long-term debt                           -             (287,499)
                                                                -------------------------------------------
Net cash provided by financing activities                                  570,596              583,481
                                                                -------------------------------------------
Increase (decrease) in cash                                                (53,302)            (754,168)

               Mooney Aircraft Corporation (Debtor-in-Possession)

                                                                       Three Months Ended March 31
                                                                        2002                 2001
                                                                -------------------------------------------
Cash at beginning of period                                         $       74,306       $      762,408
                                                                -------------------------------------------

Cash at end of period                                               $       21,004       $        8,240
                                                                ===========================================


Supplemental disclosures of cash flow information:
   Interest paid                                                    $      321,480       $      387,796

Significant noncash transactions:
   Conversion of debt to common stock                                            -            1,000,000

See accompanying notes.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                     Notes to Unaudited Financial Statements

                             March 31, 2002 and 2001

1.  Significant Accounting Policies

General

In the opinion of the Company's management, the accompanying unaudited financial statements include all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the financial position of the Company at March 31, 2002 and 2001 and the results of operations and cash flows for the three months ended March 31, 2002 and March 31, 2001, respectively. Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Results of operations for interim periods are not necessarily indicative of results of operations to be expected for any other interim period or the full year.

The financial information in this report should be read in conjunction with the audited December 31, 2001 financial statements and notes thereto.

Organization

On January 31, 1998, Mooney Aircraft Corporation (the "Corporation") issued $2,500,000 of additional cumulative, redeemable preferred stock which was converted to common stock with the previously issued preferred stock outstanding at December 31, 1997. This conversion resulted in AVAQ Group, Inc. ("AVAQ") having control of 80% of the Corporation's outstanding common stock. The remaining 20% of the Corporation's outstanding common stock was owned by Mooney Holding Corporation ("MHC"), the Corporation's parent as of December 31, 1997, until March 12, 2001 when AVAQ acquired the remaining 20% from MHC.

On July 27, 2001 (the "Petition Date"), the Corporation filed a petition for reorganization under Chapter 11 ("Chapter 11) of Title 11 of the United States Code ("Bankruptcy Code") in the United States Bankruptcy Court for the Western District of Texas ("Court" or "Bankruptcy Court"). The Chapter 11 case is being administered by the Court, with the Corporation managing its business as a debtor-in-possession subject to Court approval for certain actions the Corporation takes.

Under the Chapter 11 proceedings, actions by creditors to collect claims in existence at the Petition Date ("prepetition") are stayed ("deferred"), absent specific Court authorization to pay such claims, while the Corporation continues to manage its business as a debtor-in-possession. These financial statements include adjustments and reclassifications that have been made to reflect the liabilities that have been deferred under the Chapter 11 proceedings. Those noncurrent liabilities that have been deferred are expected to be settled as part of a plan or plans of reorganization and are classified as liabilities subject to settlement under reorganization proceedings. As of June 20, 2002, no plan of reorganization has been submitted to the Court. Other prepetition liabilities have been approved by the Court for payment in the ordinary course of business and are included in the appropriate liability caption on the balance sheet. Various accounting and business practices have also been adopted that are applicable to companies operating under Chapter 11. For instance, interest expense is accrued only for debt that is currently believed to be fully secured. Some significant executory contracts have been rejected and additional executory contracts may be rejected or renegotiated during the Chapter 11 proceedings.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

1.  Significant Accounting Policies (continued)

The Corporation believes appropriate provisions have been made in the accompanying financial statements for prepetition claims which are recorded as liabilities subject to settlement under reorganization proceedings, which include claims associated with the rejection of certain leases, trade accounts payable as of the Petition Date and prepetition general liability claims (see
Note 13). The amounts of the claims filed by some claimants may be significantly in excess of the related liabilities recorded by the Corporation.

The previous discussion provides general background information regarding the Chapter 11 case but is not intended to be an exhaustive summary. For additional information regarding the effect on the Corporation reference should be made to the Bankruptcy Code.

Nature of Business

The Corporation's business operations include (i) the design and manufacture of four-place, single-engine, retractable gear aircraft, (ii) sale of spare parts for Mooney aircraft, (iii) manufacture of aircraft components for other aerospace companies, and (iv) service and repair of aircraft. Aircraft sales, both domestic and international, are largely through a Mooney Marketing Center distribution system. Spare parts are sold worldwide through a Mooney Service Center distribution system. The manufacture of aircraft components and the Corporation's service and repair of aircraft are primarily domestic operations.

Revenue Recognition Policy

The Corporation recognized revenue on substantially all aircraft sales and parts and service sales when each of the following four criteria is met: 1) a contract or sales arrangement exists; 2) products have been shipped or services have been rendered; 3) the price of the products or services is fixed or determinable; and
4) collectibility is reasonable assured.

The Corporation also recognizes revenue on aircraft sales under bill-and-hold transactions when each of the following seven criteria are met: 1) the risk of ownership has passed to the buyer; 2) the buyer has made a fixed commitment to purchase the goods; 3) the buyer has requested that the transaction be on a bill-and-hold basis and has a substantial business purpose for ordering so; 4) there is a fixed schedule for delivery of the goods and the delivery date is reasonable and consistent with the buyer's business practices; 5) the

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001


1.  Significant Accounting Policies (continued)

Corporation has not retained any specific performance obligations such that the earnings process is not complete; 6) the aircraft has been segregated from the Corporation's inventory and is not subject to being used to fill other orders; and 7) the aircraft must be complete and ready for shipment.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. An obsolescence reserve is estimated for parts whose values have been determined to be impaired or whose future utility appears limited.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation for plant and equipment, including equipment under capital leases, is computed primarily using the straight-line method over the estimated economic service lives of the assets as follows:

                                  Years                                  Years
                                 -------                                -------

   Land improvements             10 - 20     Furniture and fixtures      5 - 7
   Building and building                     Tooling                     5 - 7
    improvements                 20 - 25     Computer equipment          3 - 5
   Machinery and equipment        5 - 10     Experimental aircraft       7 - 10

Advertising Expense

The Corporation expenses its advertising costs as incurred. Advertising expenses were approximately $279,000 for the three months ended March 31, 2001. The Corporation did not incur any advertising expenses for the three months ended March 31, 2002.

Research and Development Expense

The Corporation incurs costs related to new products, product improvements, support, and reliability. These costs are expensed as incurred. Costs of tools, dies, fixtures, etc. with an extended life are capitalized as tooling and depreciated over their estimated economic service lives.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001


1.  Significant Accounting Policies (continued)

Warranty

A warranty period of two years is provided for each aircraft sold. Periodically, the recorded warranty liability is evaluated with consideration given to actual warranty expense incurred on a historical basis, the volume of products still under warranty, and the warranty period remaining for those products.

Product Liability

An accrual is provided for product liability expenses on manufactured products. Periodically, the recorded product liability accrual is evaluated with consideration given to actual product liability expenses, the number of product liability claims still outstanding, the severity of the alleged and actual damages specified in each claim, and the likelihood that actual expenses will be incurred on each claim.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Environmental Remediation Costs

Expenses associated with environmental remediation obligations are accrued when such losses are probable and reasonably estimable. Accruals for estimated expenses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

Reclassification

Certain prior period amounts have been reclassified for comparison to current year amounts.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001


2.  Going Concern

The Corporation's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Corporation's history of losses, the incurrence of costs related to environmental remediation (Note 10), its historical noncompliance with certain financial covenants of loan agreements with financial institutions (Note 3), and the filing of a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in United States Bankruptcy Court for the Western District of Texas raise concerns as to its ability to produce continued profitable operations and positive future cash flows.

The potential costs related to the remediation of and compliance with environmental issues are being managed to the lowest possible amount pursuant to regulatory requirements. Due to the timing of some of the environmental remediation compliance procedures, the Corporation may be unable to meet all of its operational cash needs (see Note 10).

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary as a consequence of the bankruptcy proceedings or should the Corporation be unable to continue as a going concern. The appropriateness of using the going concern basis for a company operating under Chapter 11 of the Bankruptcy Code is dependent upon several factors, including the success of future operations, the ability to generate sufficient cash from operations and financing to meet its obligations and, eventually, the confirmation of a plan of reorganization.

Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, it is not possible to predict with certainty the ultimate recoveries for creditors and stockholders, the length of time the Company will be under the protection of Chapter 11, the outcome of the Chapter 11 proceedings in general, the effects of the proceedings on the business of the Corporation or the extent of the negative effects on the interests of the various creditors and stockholders. While management currently believes the Company has made adequate provision for the liabilities to be incurred in connection with Chapter 11 claims, there can be no assurance as to the final amount of such liabilities or the final impact of such liabilities on a confirmed plan of reorganization.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001


3.  Notes Payable and Debtor-in-Possession Credit Facility

                                                                               March 31
                                                                      2002                  2001
                                                               ---------------------------------------
Note payable to bank - revolving credit facility
  not to exceed $13,500,000 with interest at
  prime plus 4% (8.75% at March 31, 2002),
  secured by substantially all the assets and the
  guarantee of MHC and AVAQ, interest
  monthly, principal scheduled to be due in 2001                  $         -            $ 6,986,490

Note payable to bank - equipment term loan with
  an original principal balance of $1.2 million
  amortizing monthly on a four-year basis with
  interest at prime plus 4% (8.75% at March 31,
  2002), secured by substantially all the assets
  and the guarantee of MHC and AVAQ, monthly
  principal of $18,333 plus interest, with final
  principal payment scheduled to be due in 2001                             -                500,006

Note payable to bank - Type Certificate term loan
  of $4.0 million payable monthly on a three-year
  basis with interest at prime plus 4% (8.75% at
  December 31, 2001), secured by substantially all
  the assets and the guarantee of MHC and AVAQ
  monthly principal of $66,667 plus interest, with
  final principal payment scheduled to be due in 2001.                      -              2,533,333

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

3.   Notes Payable and Debtor-in-Possession Credit Facility (continued)

                                                                                  March 31
                                                                          2002                2001
                                                                       -----------------------------------
Note payable to corporation - revolving credit
     facility not to exceed $13,500,000 with
     interest at prime plus 4% (8.75% at
     March 31, 2002), secured by substantially all
     the assets and the guarantee of MHC and AVAQ,
     interest monthly, principal scheduled to be
     due in 2001                                                        $  8,247,540     $         -

Note payable to corporation - equipment term loan
     with an original principal balance of $1.2 million
     amortizing monthly on a four-year basis with
     interest at prime plus 4% (8.75% at March 31, 2002),
     secured by substantially all the assets and the
     guarantee of MHC and AVAQ, monthly principal of
     $18,333 plus interest, with final principal payment
     scheduled to be due in 2001                                             390,007               -

Note payable to corporation - Type Certificate term loan
     of $4.0 million payable monthly on a three-year
     basis with interest at prime plus 4% (8.75% at
     December 31, 2001), secured by substantially all the
     assets and the guarantee of MHC and AVAQ monthly
     principal of $66,667 plus interest, with final
     principal payment scheduled to be due in 2001.                        2,133,333               -

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

3.   Notes Payable and Debtor-in-Possession Credit Facility (continued)

                                                                                   March 31
                                                                           2002                 2001
                                                                   --------------------------------------

Note payable to vendor - interest at 10%, principal and
     interest due in equal monthly installments of $38,032,
     with final payment scheduled to be due in 2001                  $          -           $    112,221

Note payable - interest at LIBOR plus .75% (6.25% at
     December 31, 2001), unsecured, interest and principal
     due December 2002                                                    950,000                950,000

Notes payable to related parties - two noninterest-bearing
     notes for $500,000 each, subordinate to the above
     revolving credit facility, equipment term loan, and
     Type Certificate term loan                                         1,000,000              1,000,000

Notes payable to stockholder - four notes with interest at
     8%, unsecured, principal and interest due on demand                  225,000                      -
                                                                   --------------------------------------

Total long-term debt                                                   12,945,880             12,082,049

Less current portion                                                            -             11,082,049
Less long-term debt subject to subject to settlement
   under reorganization proceedings (see Note 13)
                                                                       12,945,880                      -
                                                                   --------------------------------------

Long-term debt, net of current portion                               $          -           $  1,000,000
                                                                   ======================================


               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

3.   Notes Payable and Debtor-in-Possession Credit Facility (continued)

The revolving credit facility provides up to $13,500,000 in committed credit. The aggregate amount of the credit facility shall not exceed a calculated Borrowing Base (as defined in the loan and security agreement) based on inventories and accounts receivable. The Facility contains restrictive covenants and certain financial ratio covenants including, but not limited to, a minimum adjusted net worth and a minimum adjusted working capital. At March 31, 2002, the Corporation is in violation of certain financial covenants covering the revolving credit facility and the term loans and is in default as the revolving credit facility and term loans matured in May 2001.

The amount owed under the revolving credit facility and term loans exceeds the value of the underlying collateral. Therefore, these balances have been included with liabilities subject to settlement under reorganization proceedings (see
Note 13). All unsecured notes payable have also been included with liabilities subject to settlement under reorganization proceedings.

On July 27, 2001, in conjunction with the Corporation's filing under Chapter 11 and under order from the bankruptcy trustee, the Company entered into a Debtor-in-Possession Credit Agreement (the "DIP Credit Agreement") with the same financial institution providing the revolving credit facility. Under the terms of the DIP Credit Agreement, the Corporation is allowed to borrow funds based on the approval of the bankruptcy court, U. S. trustee, and financial institution. Borrowings under this arrangement are due on demand, bear interest at 8.75%, and have priority over all other secured claims.

On January 30, 2002, Advanced Aerodynamics & Structures, Inc. ("AASI") purchased for cash and notes payable the revolving credit facility and term notes from Congress Financial ("Congress") for $8,000,000 assuming all the rights and obligations of Congress. At that time the outstanding balance due Congress was approximately $13,700,000. AASI relieved Paul S. Dopp, majority stockholder of AVAQ, of his guaranty on these notes after their purchase. On February 6, 2002, AASI agreed to provide continued debtor-in-possession financing through May 3, 2002.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

3.  Notes Payable and Debtor-in-Possession Credit Facility (continued)

The fair value of the Corporation's borrowings is not determinable due to the Chapter 11 proceedings and other factors (see Note 2).

4.  Inventories

A summary of inventories is as follows:

                                                               March 31
                                                      2002                   2001
                                            ------------------------------------------------
    Raw materials and purchased parts           $      1,369,990        $      1,670,662
    Manufactured parts                                 2,176,042               2,418,631
    Work-in-process                                    3,700,318               4,821,354
    Finished aircraft                                          -                 271,288
    Other miscellaneous                                   26,332                 156,813
                                            ------------------------------------------------
                                                       7,272,682               9,338,748

    Less allowance for obsolete and
      slow-moving parts                                1,475,000                 875,000
                                            ------------------------------------------------

                                                $      5,797,682        $      8,463,748
                                            ================================================

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

5.  Leases

The Corporation has acquired certain equipment through capital leases. The book value of the equipment and accumulated amortization related to these assets held under capital leases are $862,265 and $451,374, respectively, at March 31, 2001. In 2002, the Corporation subsequently settled substantially all of the capital leases for an amount less than what was contractually due resulting in a gain of approximately $54,000.

In addition, the Corporation has several operating leases. Rent expense incurred during the three months ended March 31, 2002 and 2001 was approximately $21,000 and $109,000, respectively. The following is a schedule of the future minimum payments under noncancelable operating leases as of March 31, 2002:

    2003                                                             $  22,724
    2004                                                                19,848
    2005                                                                19,848
    2006                                                                16,013
    2007                                                                16,013
    Thereafter                                                          89,405

Under its Chapter 11 proceedings (see Note 1), the Corporation has the right, subject to Court approval, to assume or reject executory contracts and unexpired leases. In this context, "assumption" means that the Corporation agrees to perform its obligation to perform further under the contract or lease but is subject to a claim of damages for the breach thereof. Therefore, the commitments shown above may not reflect the actual cash outlay in the future.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

6.  Federal Income Taxes

During 2001, the Corporation will file a consolidated income tax return with its parent, AVAQ. For purposes of these financial statements, income taxes have been calculated on a separate-company basis in accordance with Financial Accounting Standards Board Statement No. 109 (FAS 109).

The Corporation records income taxes under FAS 109 using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Corporation has net operating loss carryforwards for federal income tax purposes of approximately $34,997,000 that will expire in years 2005 through 2021. The tax effect of these carryforwards is fully reserved as of March 31, 2002.

The valuation allowance increased $246,429 and $118,346 for the three months ended March 31, 2002 and 2001, respectively.

Deferred income taxes result from the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Corporation's deferred tax assets and liabilities as of March 31 are as follows:

                                                                     2002                   2001
                                                            -----------------------------------------------
    Deferred tax assets:
       Depreciation                                             $     374,655          $        289,261
       Uniform capitalization adjustment                              140,739                   180,722
       Inventory reserve                                              501,500                   297,500
       Bad debts                                                       60,149                    13,419
       Vacation                                                        22,028                    63,008
       Warranty                                                       243,756                   310,798
       Product insurance                                               76,672                    76,672
       Environmental remediation                                      178,697                   178,697
       General business credit                                         83,444                    83,444

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

6.  Federal Income Taxes (continued)

                                                                           2002                   2001
    Accrued airworthiness directive                                           -                 72,442
    Other                                                                18,155                 18,155
    NOL carryforwards                                                11,726,169             10,311,018
                                                           -----------------------------------------------
    Total deferred tax assets                                        13,425,964             11,895,136

    Deferred tax liabilities:
      Tax over book amortization                                              -                      -
                                                           -----------------------------------------------
    Net deferred tax assets                                          13,425,964             11,895,136
    Less valuation allowance                                        (13,425,964)           (11,895,136)
                                                           -----------------------------------------------

    Net deferred tax assets                                    $              -       $              -
                                                           ===============================================

As a result of the issuance of additional shares of common stock, an ownership change under Section 382 occurred in January 1998. Accordingly, it is expected that the use of net operating loss carryforwards generated through January 1998 will be limited to approximately $65,000. Further changes in ownership may further limit the use of the Corporation's loss carryforwards.

In addition to the Section 382 limitations, uncertainties exist as to the future utilization of the operating loss carryforwards under the criteria set forth under FAS 109. Therefore, the Corporation has established a valuation allowance of $13,425,964 and $11,895,136 for net deferred tax assets at March 31, 2001 and 2001, respectively.

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense for the three months ended March 31 is:

                                                  2002              2001
                                         ---------------------------------------

    Expected tax expense (benefit)          $     (361,289)   $         56,033
    Change in valuation allowance                  246,429             118,846
    Permanent and other differences                114,860            (174,379)
                                         ---------------------------------------
    Actual tax expense                      $            -    $              -
                                         =======================================

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

7.  Contingencies

The Corporation was partially self-insured for product liability and aircraft grounding claims and related legal and administrative costs prior to September 1, 1997, and there is remaining coverage from the prior policy. Subsequent to September 1, 1997, the Corporation has coverage up to $50 million in claims per policy year. An accrual has been provided for such claims based on management's best estimate of losses and expenses using historical figures, known incidents, incidents under investigation or in suit, and discussion with the Corporation's counsel regarding such incidents. Management believes that amounts accrued are adequate to cover its potential liability under such claims and that the ultimate disposition of these claims will have no material adverse effect on the financial position or results of operations of the Corporation; however, the ultimate resolution of these matters cannot be determined.

8.  401(k) Plan

The Corporation has a defined contribution retirement plan (401(k) Plan) covering substantially all employees. The 401(k) Plan's inception date was July 1, 1996. An employee may elect to make voluntary contributions up to 15% of the employee's eligible compensation. Employer contributions to the 401(k) Plan are discretionary. There were no employer contributions for the three months ended March 31, 2002 and 2001.

9.  Related Party Transaction

In November 2000, Dopp purchased an aircraft from the Corporation and subsequently entered into a lease agreement whereby the Corporation leased the aircraft from him on a month-to-month basis for approximately $5,000. Profits on the sale of the aircraft were deferred.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001

10.  Commitments and Contingencies

There are various suits and claims against the Corporation that have arisen in the ordinary course of business. The total liability on these matters cannot be determined with certainty. However, in the opinion of management, the ultimate liability, to the extent not otherwise provided for, will not materially impact the financial statements of the Corporation. Due to the Corporation's filing under Chapter 11, certain of such cases have been stayed pursuant to the automatic stay issued by the Court. Under Chapter 11, these cases require court approval or must be specifically exempt for litigation proceedings to continue.

Environmental Remediation Loss Contingencies

The Corporation has completed, under the supervision of environmental counsel, an audit of certain operations pursuant to the Texas Environmental, Health and Safety Audit Privilege Act. Environmental engineering consultants have conducted sampling and tests of these operations and determined certain events of noncompliance with applicable environmental laws as well as future compliance issues. The current estimate for remediation and compliance with these environmental issues is estimated at $525,579, all of which will not be paid out in the next 12 months. These estimates may change upon completion of the audit, as additional information becomes available and environmental laws change. The Corporation is pursuing certain governmental programs that could possibly mitigate these costs.

11.  Stock Warrants

On July 7, 1998, in connection with the AVAQ purchase, the Corporation issued to AVAQ nontransferable warrants to purchase 1,000,000 shares of the Corporation's common stock. The first 500,000 warrants, with an exercise price of $7.00 per share, expired on July 7, 1999. The second 500,000 warrants, with an exercise price of $10.00 per share, expire on July 7, 2003. On March 12, 2001, AVAQ exercised 100,000 warrants at $10.00 per share. In consideration, AVAQ cancelled $1,000,000 of indebtedness owed them from the Corporation.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001


12.  Reorganization Expense

For the three months ended March 31, 2002, the Company incurred $228,349 in reorganization expense attributable to the filing under Chapter 11. The charges were primarily for professional fees.

13.  Liabilities Subject to Settlement Under Reorganization Proceedings

The Court established the date ("Bar Date") of November 29, 2001 by which claims must be filed. Claims subject to the order which are not filed by the Bar Date are barred from voting upon or receiving distribution under any plan of reorganization of the Corporation unless the Court orders otherwise.

Those liabilities, which are ultimately expected to be settled as part of a plan of reorganization, are classified as liabilities subject to settlement under reorganization proceedings and include the following estimates at March 31, 2002:

     Trade accounts payable                                        $  4,460,790
     Accrued payroll and other related liabilities                      673,709
     Accrued expenses                                                 2,265,389
     Notes payable to related parties                                 1,225,000
     Notes payable                                                    3,473,340
     Revolving pre-petition credit facility                           8,247,540
     Potential lease rejection claims                                   598,129
                                                                  -------------

     Total                                                         $ 20,943,897
                                                                  =============

While management currently believes that it has made adequate provision for the liabilities to be incurred in connection with Chapter 11 claims, including executory contracts and estimated costs of lease rejections, there can be no assurance as to the amount of the ultimate liabilities on a plan of reorganization or how such liabilities will be treated in a confirmed plan of reorganization.

               Mooney Aircraft Corporation (Debtor-in-Possession)

                             March 31, 2002 and 2001


14.  Subsequent Events

On April 19, 2002, AASI purchased the inventory and capital assets and assumed certain liabilities of the Corporation for approximately $11,360,000 including cash and other consideration.

Under the terms of the purchase agreement, AASI paid $8,000,000 against the secured claim they purchased from Congress. The remaining $5,700,000 of debt owed them from the Corporation became subordinated, unsecured debt. AASI also paid $1,000,000 to the bankruptcy estate ($350,000 in cash and $650,000 in stock) to be disbursed to the unsecured creditors and provided approximately $560,000 for operating expenses incurred prior to the purchase. AASI also assumed approximately $1,800,000 of liabilities and the property leases with the City of Kerrville, Kerr County, and Kerr County Industrial and Development Foundation.

The purchase agreement also provides for the issuance of approximately 3,600,000 stock warrants of AASI stock at an exercise price of $.276 per share to be disbursed to the unsecured creditors. In addition, if no action letter is received from the Securities and Exchange Commission within 60 days of the date of purchase, AASI is required to transfer stock with a value of $250,000 to the bankruptcy estate.

Subsequent to the purchase, AASI changed its name to Mooney Aerospace Group, Ltd.

ITEM 7(b)  Pro Forma Financial Information.

                Unaudited Pro Forma Combined Financial Statements

      The following unaudited pro forma combined financial statements give the effect to Advanced Aerodynamics & Structures, Inc. (a Development Stage Enterprise) ("AASI") purchase of the inventory and property, plant and equipment of Mooney Aircraft Corporation ( Debtor-in-Possession) ("Mooney") for cash and notes, which was consummated April 19, 2002. AASI also assumed certain liabilities totaling $2,417,000. In addition, AASI assumed the property lease with the City of Kerrville for the land where Mooney's facilities are located. The acquisition was accounted for using the purchase method of accounting.

      The following unaudited pro forma combined financial information has been derived from the historical financial statements of AASI and Mooney. The unaudited pro forma combined statement of operations as of December 31, 2001 has been derived from the audited financial statements of AASI and Mooney. The unaudited pro forma combined balance sheet and statement of operations as of March 31, 2002 have been derived from the unaudited financial statements of AASI and Mooney. The unaudited pro forma combined balance sheet as of March 31, 2002 assumes that the acquisition was completed as of March 31, 2002. The statements of operations for the three-month period ended March 31, 2002 and the year ended December 31, 2002 assumes that the acquisition was consummated as of the beginning of the fiscal year presented.

      The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations of AASI that would have been reported had the acquisition occurred on the date indicated, nor do they represent a forecast of the financial position of AASI at any future date or the results of operations of AASI for any future period. Furthermore, no effect has been given in the AASI unaudited pro forma combined statements of operations for operating benefits that may be realized through the combination of the entities. Amounts allocated to the assets and liabilities of Mooney are based on their estimated fair market values as of the acquisition closing date. The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical financial statements and related notes of Mooney and the Company's historical financial statements and related notes.

                    Advanced Aerodynamics & Structures, Inc.
                        (A Development Stage Enterprise)
                   Unaudited Pro Forma Combined Balance Sheet
                      (in thousands, except share amounts)

                                                               AASI          Mooney
                                                            ---------------------------
                                                                 March 31, 2002            Pro Forma Adjustments      Pro Forma
                                                            --------------------------- -------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                  $  2,820     $      21    $    (21)/(1)/  $  (633)/(2)/    $   2,187
   Receivable from Mooney Aircraft Corporation                   8,158             -      (8,000)/(4)/     (158)/(4)/            -
   Inventories, primarily finished goods                             -         5,798           -              -              5,798
   Debt issuance costs, current portion                             90             -           -              -                 90
   Prepaid expenses and other current assets                        74           160        (160)/(1)/        -                 74
                                                              ---------------------------------------------------------------------
   Total current assets                                         11,142         5,979      (8,181)          (791)             8,149

Property, plant and equipment, net                              11,867         2,516           -          4,636/(3)/        19,019
Investments available-for-sale                                       1             -           -              -                  1
Restricted cash                                                    435             -                          -                435
Investment in Mooney Aircraft Corporation                            -             -       8,000/(4)/   (10,533)/(2)/            -
                                                                                               -          2,533/(3)/
Debt issuance costs                                                412             -           -              -                412
Other assets                                                       315             -           -              -                315
                                                              ---------------------------------------------------------------------
Total assets                                                  $ 24,172     $   8,495    $   (181)       $(4,155)         $  28,331
                                                              =====================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
   Accounts payable                                           $  2,415     $     479    $      -/(4)/   $     -          $   2,894
   Revolving Credit Facility                                         -         3,332      (3,137)/(1)/     (195)/(4)/            -
   Other accrued liabilities                                     2,884           864           -             37/(4)/         3,785
   Capital lease obligations, current portion                      147             -           -              -                147
   Notes payable-current portion                                 1,447             -           -              -              1,447
   Convertible debentures, current                               1,570             -           -              -              1,570
                                                              ---------------------------------------------------------------------
Total current liabilities                                        8,463         4,675      (3,137)          (158)             9,843

Long-term liabilities:
   Capital lease obligations, long-term                         12,826             -           -              -             12,826
   Notes payable                                                 3,200             -           -              -              3,200
   Convertible debenture, long-term                                351             -           -              -                351
   Deferred land lease                                             366             -           -              -                366
   Deferred revenue                                              1,812             -           -              -              1,812
   Environmental liabilities                                         -           526           -              -                526
   Liabilities subject to settlement                                 -        20,944     (20,591)/(1)/        -                353
                                                              ---------------------------------------------------------------------
Total long-term liabilities                                     18,555        21,470     (20,591)             -             19,434

Stockholders' deficiency:
   Preferred Stock, par value $.0001 per share; 5,000,000
     shares authorized; no shares issued and outstanding             -             -           -              -                  -
   Series A 5% Cumulative Convertible Preferred Stock,
     par value $.0001 per share; 100,000 shares authorized;
     49,969 shares issued and outstanding                        3,346             -           -              -              3,346
   Class A Common Stock, par value $.0001 per share;
     200,000,000 shares authorized; 36,962,680 shares issued
     and outstanding                                                47             -           -            900/(2)/           947
   Class B Common Stock, par value $.0001 per share;
     10,000,000 shares authorized; 1,900,324 shares issued
     and outstanding                                                 -             -           -              -                  -
   Class E-1 Common Stock; par value $.0001 per share;
     4,000,000 shares authorized; 4,000,000 shares issued and
     outstanding                                                     -             -           -              -                  -
   Class E-2 Common Stock; par value $.0001 per share;
     4,000,000 shares authorized; 4,000,000 shares issued and
     outstanding                                                     -             -           -              -                  -
   Mooney common stock                                                         5,880      (5,880)/(1)/        -                  -
   Warrants to purchase common stock                            25,470             -           -          1,000/(2)/        26,470
   Additional paid-in capital                                   60,742        23,621     (23,621)/(1)/        -             60,742
   Accumulated other comprehensive loss                            (27)            -           -              -                (27)
   Accumulated deficit                                         (92,424)      (47,151)     53,048/(1,2)/  (5,897)/(2,3)/    (92,424)
                                                              ---------------------------------------------------------------------
Total stockholders' deficiency                                  (2,846)      (17,650)     23,547         (3,997)              (946)
                                                              ---------------------------------------------------------------------
Total liabilities and stockholders' deficiency                $ 24,172     $   8,495    $   (181)       $(4,155)         $  28,331
                                                              =====================================================================

See accompanying notes to unaudited pro forma combined financial statements.

                    Advanced Aerodynamics & Structures, Inc.
                        (A Development Stage Enterprise)
              Unaudited Pro Forma Combined Statements of Operations
               (in thousands, except per share and share amounts)

                                          AASI           Mooney
                                               Year ended
                                     --------------------------------
                                            December 31, 2001            Pro forma Adjustments         Pro Forma
                                     -------------------------------- ------------------------------- -------------
Net sales                              $         -     $    15,248     $       -       $       -       $    15,248
Cost of sales                                    -          12,765           927/(8)/          -            13,692
                                     ------------------------------------------------------------------------------
Gross profit                                     -           2,483          (927)              -             1,556

Operating expenses:
   Research and development costs            7,630             456             -               -             8,086
   General and administrative
     expenses                                4,815           3,850             -            (272)/(9)/       8,393
   Selling and support expenses                  -           1,137             -               -             1,137
   Non-recurring expenses/(10)/              3,823               -             -               -             3,823
   Reorganization expenses/(11)/                 -           2,489             -               -             2,489
                                     ------------------------------------------------------------------------------
                                            16,268           7,932             -            (272)           23,928
                                     ------------------------------------------------------------------------------
Loss from operations                       (16,268)         (5,449)         (927)            272           (22,372)

Other income                                    73             765             -               -               838
Interest expense                            (4,969)         (1,415)         (303)/(5)/    (1,389)/(7)/      (6,661)
                                                                           1,415/(6)/
                                     ------------------------------------------------------------------------------
Net loss                               $   (21,164)    $    (6,099)    $     185       $  (1,117)      $   (28,195)
                                     ==============================================================================

Net loss per share - basic             $     (0.71)    $         -     $       -       $       -       $     (0.85)
                                     ==============================================================================

Weighted average common shares
   outstanding - basic                  30,010,000               -             -       3,260,871/(12)/  33,270,871
                                     ==============================================================================

See accompanying notes to unaudited pro forma combined financial statements.

                    Advanced Aerodynamics & Structures, Inc.
                        (A Development Stage Enterprise)
        Unaudited Pro Forma Combined Statements of Operations (continued)
               (in thousands, except per share and share amounts)

                                          AASI           Mooney
                                           Three months ended
                                             March 31, 2002              Pro forma Adjustments         Pro forma
                                     -------------------------------------------------------------------------------
Net sales                              $         -     $       367     $       -       $        -       $       367
Cost of sales                                    -             110             -                -               110
                                     -------------------------------------------------------------------------------
Gross profit                                     -             257             -                -               257

Operating expenses:
   Research and development costs            1,661               -             -                -             1,661
   General and administrative
     expenses                                2,151             874             -              232/(8)/        3,257
   Reorganization expenses/(11)/                 -             228             -                -               228
                                     -------------------------------------------------------------------------------
                                             3,812           1,102             -              232             5,146
                                     -------------------------------------------------------------------------------
Loss from operations                        (3,812)           (845)            -             (232)           (4,889)

Other income (expense)                          41              94             -                -               135
Interest expense                            (1,903)           (312)          (25)/(5)/        312/(6)/       (2,044)
                                                                                             (116)/(7)/
                                     -------------------------------------------------------------------------------
Net loss                               $    (5,674)    $    (1,063)    $     (25)      $      (36)      $    (6,798)
                                     ===============================================================================

Net loss per share - basic             $     (0.11)    $         -     $       -       $        -       $     (0.12)
                                     ===============================================================================

Weighted average common shares
   outstanding - basic                  53,981,000               -             -        3,260,871/(12)/  57,241,871
                                     ===============================================================================

See accompanying notes to unaudited pro forma combined financial statements.

                    Advanced Aerodynamics & Structures, Inc.
                        (A Development Stage Enterprise)

                      Notes to Unaudited Pro Forma Combined
                              Financial Statements

(1) Eliminates the historical balances of assets that were not acquired and the liabilities that were not assumed in conjunction with the acquisition of Mooney Aircraft Corporation.

(2) To reflect the paydown of uncompromised liabilities as required under the terms of the acquisition agreement, as approved by the bankruptcy court as follows:

     Amount paid for secured claim                                     $    8,000,000
     Cash paid to pay down liabilities                                        633,000
     AASI stock issued at fair value                                          900,000
     Warrants to purchase AASI stock issued at fair value                   1,000,000
                                                                       --------------
                                                                       $   10,533,000
                                                                       ==============

(3) To adjust the assets and liabilities of Mooney to their estimated fair values (such estimated fair values are subject to possible adjustment based on future analyses) as follows (in thousands):

     Net assets at March 31, 2002 at net book value                    $        5,897
     Estimated fair value adjustment:                                           4,636
                                                                       --------------
                                                                       $       10,533
                                                                       ==============

     The components of net assets purchased at net book value are as follows (in thousands):

     Inventory                                                         $        5,798
     Property, plant and equipment                                              2,516
     Environmental cleanup liability assumed                                     (526)
     Assumed payable to vendor for inventory                                     (479)
     Liabilities assumed for property taxes and professional fees                (864)
     Liabilities assumed related to non-recurring items                          (353)
     Debtor financing paid by March 31, 2002                                     (195)
                                                                       --------------
     Net assets purchased                                              $        5,897
                                                                       ==============

     The purchase price has been allocated to the assets acquired and the liabilities assumed based upon the estimated fair values at the date of acquisition. The allocation is preliminary and may be adjusted upon completion of an appraisal of the property, plant and equipment. The appraisal is expected to be completed before the end of the third quarter.

                    Advanced Aerodynamics & Structures, Inc.
                        (A Development Stage Enterprise)

                      Notes to Unaudited Pro Forma Combined
                        Financial Statements (continued)

(4) To reflect the reclassification of the receivable from Mooney as reflected in the March 31, 2002 financial statements to Investment in Mooney Aircraft at the completion of the acquisition.

     Amount paid for secured claim (footnote 2)                        $    8,000,000
     Intercompany receivable from Mooney                                      195,000
     Other payable                                                            (37,000)
                                                                       --------------
                                                                       $    8,158,000
                                                                       ==============

     This adjustment also eliminates the receivable from Mooney of $195,000 against the corresponding payable recorded by Mooney at March 31, 2002.

(5) Represents the additional interest related to the February 2002 issuance of $4.5 million notes payable to Congress Financial that would have been incurred for the year ended December 31, 2001 and the three-month period ended March 31, 2002, as if the transaction occurred effective January 1, 2001. Interest expense related to the Congress Financial notes was calculated based upon the terms of the notes with Congress, using the interest rate effective as of March 31, 2002 of 6.75%.

(6) Represents the elimination of historical interest expensed by Mooney for the year ended December 31, 2001 and the three-month period ended March 31, 2002.

(7) Represents the additional interest incurred for the year ended December 31, 2001 and the three-month period ended March 31, 2002 related to the portion of convertible debentures issued in January 2002 required to fund the Mooney acquisition that would have been outstanding as of January 1, 2001. Calculated interest expense includes an accrual based upon the debentures stated interest rate as well as amortization of discounts and debt issue costs for each of the periods presented.

(8) Represents additional depreciation for the step-up in basis due to the acquisition of Mooney for the year ended December 31, 2001 and the three months ended March 31, 2002. Depreciation was calculated using a 5-year life based upon the relative historical depreciation expense included in each category. For the year ended December 31, 2002 the adjustment is included in cost of sales. For the three months ended March 31, 2002 the adjustment is included in general and administration costs due to minimal sales activity during that quarter.

                    Advanced Aerodynamics & Structures, Inc.
                        (A Development Stage Enterprise)

                     Notes to Unaudited Pro Forma Combined
                        Financial Statements (continued)

(9) Represents the elimination of salaries paid to the previous owners during the year ended December 31, 2001. No salary was paid to these individuals during the three months ended March 31, 2002.

(10) For the year ended December 31, 2001 AASI incurred $3,823,000 in non-recurring expenses attributable to the change in the Company's business strategy and re-design of its major product, the JetCruzer 500. This expense includes a write-off of capitalized tooling and software costs of $2,805,000 and $1,018,000 for purchase order commitments for special orders from vendors for the year ended December 31, 2001.

(11) For the year ended December 31, 2001 and the three-month period ended March 31, 2002, Mooney incurred $2,488,925 and $228,349 in reorganization expenses attributable to the filing under Chapter 11. This expense includes $598,129 for potential lease rejection claims and $1,890,796 for professional fees for the year ended December 31, 2001. For the three-month period ended March 31, 2002, the expenses were solely related to professional fees.

(12) Represents consideration of shares issued in conjunction with the acquisition as follows:

     Stock issued (see footnote 2)                                     $      900,000(x)
     Price per share                                                   $         .276(y)
     Total shares to be issued                                              3,260,871(x/y)*

     *Minor difference due to rounding

   (c)  Exhibits.

        No.          Description
        ---          -----------
        1.1          Press Release*

        1.2 Asset Purchase Agreement by and between AASI and Mooney Aircraft Corporation dated March 18, 2002, is incorporated by reference to our Report on Form 10-KSB filed with the SEC on April 16, 2002.

        1.3 Order of the U.S. Bankruptcy Court dated March 18, 2002 re Mooney Aircraft Corporation is incorporated by reference to our Report on Form 10-KSB filed with the SEC on April 16, 2002.

        1.4 First Amendment to Asset Purchase Agreement by and between AASI and Mooney Aircraft Corporation dated March 19, 2002, is incorporated by reference to our Report on Form 10-KSB filed with the Securities and Exchange Commission on April 16, 2002.

        1.5 Assignment and Assumption Agreement between AASI and Congress dated January 29, 2002, is incorporated by referenced to our Report on Form 8-K filed with the SEC on February 14, 2002.

        1.6 Collateral Assignment of Debt and Security Agreements between AASI and Congress dated January 29, 2002, is incorporated by referenced to our Report on Form 8-K filed with the SEC on February 14, 2002.

        1.7 Secured Tranche A Promissory Note for $500,000, dated January 29, 2002, issued to Congress is incorporated by referenced to our Report on Form 8-K filed with the SEC on February 14, 2002.

        1.8 Secured Tranche B Promissory Note for $2,500,000, dated January 29, 2002, issued to Congress is incorporated by referenced to our Report on Form 8-K filed with the SEC on February 14, 2002.

        1.9 Secured Tranche C Promissory Note for $1,500,000, dated January 29, 2002, issued to Congress is incorporated by referenced to our Report on Form 8-K filed with the SEC on February 14, 2002.

        1.10 Limited Recourse Secured Tranche D Promissory Note for $5,714,408.71, dated January 29, 2002, issued to
                     Congress is incorporated by referenced to our Report on Form 8-K filed with the SEC on February 14, 2002.

        2.1 Amendment No. 1 to Assignment Agreements between AASI and Congress dated April 9, 2002.*

        2.2 Amended and Restated Secured Tranche C Promissory Note dated April 9, 2002.*

        2.3 Amendment No. 2 to Assignment Agreements between AASI and Congress dated April 19, 2002.*

        2.4 Amended and Restated Secured Tranche A Promissory Note dated April 19, 2002.*

        2.5 Amended and Restated Secured Tranche B Promissory Note dated April 19, 2002.*

        2.6 Second Amended and Restated Secured Tranche C Promissory Note dated April 19, 2002.*

        2.7 Amended and Restated Secured Tranche D Promissory Note dated April 19, 2002.*

        2.8 Security Agreement by Mooney Airplane Company, Inc., in favor of Congress dated April 19, 2002.*

        2.9 Trademark Collateral Assignment And Security Agreement between Mooney Airplane Company, Inc. and Congress dated April 19, 2002.*

* Incorporated by reference to our Report on Form 8-K filed with the SEC on May 9, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                     ADVANCED AERODYNAMICS & STRUCTURES, INC.


                     By:   /s/ J. Nelson Happy
                         ------------------------------------------------------
                           J. Nelson Happy
                           Executive Vice President and General Counsel


Date:  June 28, 2002